Schwartz Levitsky Feldman llp

CHARTERED ACCOUNTANTS

LICENSED PUBLIC ACCOUNTANTS

TORONTO • MONTREAL

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 27, 2016 relating to the consolidated financial statements of Portage Biotech Inc. appearing in the Company’s Annual Report on Form 20-F for the year ended March 31, 2016.

/S/ SCHWARTZ LEVITSKY FELDMAN LLP

Toronto, Ontario, Canada	Chartered Accountants
March 13, 2017	Licensed Public Accountants

2300 Yonge Street, Suite 1500, Box 2434

Toronto, Ontario M4P 1E4

Tel:  416 785 5353

Fax:  416 785 5663